UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 15, 2022 (April 11, 2022)

SOLUNA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-40261	14-1462255
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

325 Washington Avenue Extension Albany, New York	12205
(Address of registrant's principal executive office)	(Zip code)

(518) 218-2550

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SLNH	The Nasdaq Stock Market LLC
9.0% Series A Cumulative Perpetual Preferred Stock, par value $0.001 per share	SLNHP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 1.01. Entry into a Material Definitive Agreement.

On April 11, 2022, Soluna Holdings, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with NKX Acquiror, Inc. (the “Purchaser”), pursuant to which the Company sold on such date all of the issued and outstanding shares of capital stock of its wholly-owned subsidiary, MTI Instruments, Inc. (“MTI”), for approximately $9.25 million in cash, subject to certain adjustments as set forth in the Stock Purchase Agreement.

The consideration paid by the Purchaser to the Company was based on an aggregate enterprise value of approximately$10.75 million. The Stock Purchase Agreement contains customary representations, warranties and agreements by the Company and Purchaser and customary conditions to closing. In addition, pursuant to the Stock Purchase Agreement, the Purchaser entered into certain employment and restrictive covenant agreements between the Company and certain employees, including MTI’s president and chief executive officer, Moshe Binyamin. As a result of the Sale, the Company exited the instruments business and expects that it will be focused on developing and monetizing green, zero carbon computing and cryptocurrency mining facilities.

A copy of the Stock Purchase Agreement is filed as Exhibit 10.1 hereto and is incorporated herein by reference. The representations, warranties and covenants contained in the Stock Purchase Agreement were made solely for the purposes of such agreement and as of specific dates and were qualified and subject to certain limitations and exceptions agreed to the Company and the Purchaser in connection with negotiating the terms of the Stock Purchase Agreement. In particular, in your review of the representations and warranties contained in the Stock Purchase Agreement, it is important to bear in mind that the representations and warranties were made solely for the benefit of the parties to the Stock Purchase Agreement and were negotiated for the purpose of allocating contractual risk among them rather than to establish matters as facts. The representations and warranties may also be subject to a contractual standard of materiality or material adverse effect different from those generally applicable to stockholders and reports and documents filed with the Securities and Exchange Commission, and, in some cases, they may be qualified by disclosures made by one party to the other, which are not necessarily reflected in the Stock Purchase Agreement or other public disclosures made the Company.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

On December 17, 2021, we announced that we had entered into a non-binding letter of intent regarding the potential sale of MTI (the “LOI”) to an unrelated third party. Pursuant to the LOI, such party would acquire all of the issued and outstanding common stock of MTI. As a result of the foregoing, the MTI business was reported as discontinued operations in the Company’s financial statements as of December 31, 2021 and prior periods included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Securities and Exchange Commission on March 31, 2022.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the sale of the MTI business, the Purchaser entered into the Company’s employment agreement with Moshe Binyamin (the “Binyamin Employment Agreement”).

In connection with the sale of MTI and Mr. Binyamin’s departure from the Company, Mr. Binyamin received a Transaction Bonus (as defined in the Binyamin Employment Agreement) of approximately $40,000 calculated pursuant to such agreement as the sum of the following amounts:

(1)	Five and one third percent (5.33%) of the “Gross Sales Price” (as defined below) exceeding ten million dollars ($10,000,000) but not exceeding twelve million dollars ($12,000,000), but only if the Company achieves its budget targets (as determined by the Board in its sole and absolute discretion), plus
(2)	Three and one third percent (3.33%) of the Gross Sales Price exceeding twelve million dollars ($12,000,000) but not exceeding fifteen million dollars ($15,000,000), plus
(3)	Two percent (2.0%) of the Gross Sales Price exceeding fifteen million dollars ($15,000,000) but not exceeding twenty million dollars ($20,000,000), plus
(4)	Four percent (4.0%) of the Gross Sales Price exceeding twenty million dollars ($20,000,000).

For purposes of the Binyamin Employment Agreement, “Gross Sales Price” means the aggregate dollar amount of any cash consideration, plus the aggregate fair market value of any non-cash consideration, received or to be received by the Company or its equity holders directly as a result of a Change in Control (as is defined in the Binyamin Employment Agreement). The Gross Sales Price will be determined by the Company’s board of directors in its sole and absolute discretion, and such determination will be final and binding on Mr. Binyamin and the Company. The Transaction Bonus, if any, to which Mr. Binyamin becomes entitled hereunder shall be paid to Mr. Binyamin in a single lump sum in cash within sixty (60) calendar days following the consummation of the Change in Control.

Also in connection with the sale of MTI, the Compensation Committee approved the full vesting of all unvested stock options and restricted stock units held by Mr. Binyamin.

Item 8.01 Other Events

On April 11, 2022, the Company issued a press release announcing the sale of MTI. A copy of the press release announcing the sale of MTI is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No. Description

10.1*	Stock Purchase Agreement, dated as of April 11, 2022, by and between Soluna Holdings, Inc. and NKX Acquiror, Inc.

10.2	Employment Agreement, by and between MTI Instruments, Inc. and Moshe Binyamin, dated as of January 20, 2022 (incorporated by reference from Exhibit 10.2 of the Company’s Form 8-K Report filed January 21, 2022).

99.1	Press Release dated April 11, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Schedules, exhibits and similar supporting attachments to this exhibit are omitted pursuant to Item 601(b)(2) of Regulation S-K. We agree to furnish a supplemental copy of any omitted schedule or similar attachment to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 15, 2022	SOLUNA HOLDINGS, INC.

	By:	/s/ Jessica L. Thomas
Name: Jessica L. Thomas Title: Chief Financial Officer

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